Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-292712 on Form S-4 filed on the date herewith of Boost Run Inc. of our report dated October 31, 2025, relating to the consolidated financial statements of Boost Run Holdings, LLC as of December 31, 2024 and 2023, for the year ended December 31, 2024, and for the period from August 16, 2023 (inception) through December 31, 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

February 13, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-292712 on Form S-4 filed on the date herewith of Boost Run Inc. of our report dated October 31, 2025, except for Note 8 as to which the date is January 13, 2026, relating to the consolidated financial statements of Boost Run Inc. as of September 30, 2025 and for the period from September 5, 2025 (inception) through September 30, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

February 13, 2026